ACL SEMICONDUCTORS INC.
                             B24-B27,1/F., BLOCK B,
                          PROFICIENT INDUSTRIAL CENTRE
                                6 WANG KWUN ROAD
                               KOWLOON, HONG KONG

                                                     December 31, 2003

Professional Traders Fund, LLC
990 Stewart Avenue
Suite 420
Garden City, New York 11530

Gentlemen:

         In order to induce Professional Traders Fund, LLC, a New York limited liability company with executive offices located at 990 Stewart Avenue, Suite 420, Garden City, New York 11530, Attn: Mark K. Swickle, Manager (the "INVESTOR") to enter into, and perform its obligations under and pursuant to, the Note Subscription, dated December 31, 2003 (the "SUBSCRIPTION"), to which this letter is attached as Annex F, ACL Semiconductors Inc., a Delaware corporation (the "COMPANY") hereby agrees as follows:

         i. From the proceeds of the loan evidenced by the Note attached as Annex A to the Subscription (the "Note"), the Investor shall be entitled to retain, and immediately direct the payment of the following: (a) fees of counsel to the Investor ("INVESTOR COUNSEL") and its out-of-pocked expenses in the amount of the lesser of $5,000 or the actual fees theretofore billed to the Investor in connection with the transactions contemplated by, and in connection with, the Subscription and the documents annexed thereto; (b) fees and expenses of the independent auditor to the Company in such amount as such auditor and the Company shall agree; and (c) fees and expenses of Reitler Brown LLC, counsel to the Company ("RB"), as evidenced by an invoice delivered by such counsel at or prior to the closing of the funding of such Note;

         ii. In the event that the fees and expenses of Investor Counsel referenced in clause (i)(a) shall exceed $5,000, the Company shall pay such additional fees and expenses up to a maximum of $2,000.

         iii. As an alternative to clause (i)(c), the Investor may fund the gross proceeds of the Note, less the amounts otherwise deducted therefrom pursuant to clause (i)(a) and clause (i)(b) hereof, to an escrow account maintained by RB.

         iv. The Company hereby grants to the Investor a right of first refusal to provide additional funding to the Company as set forth in EXHIBIT A hereto.

         v. The Company represents and warrants to the Investor as of the closing date of the transactions contemplated by the Subscription (the "CLOSING DATE") that, except as otherwise provided in the Disclosure Letter attached hereto as Exhibit B or in the documents (the "SEC DOCUMENTS") heretofore filed by the Company with the United States Securities and Exchange Commission (the "SEC"):

                  a. RIGHTS OF OTHERS AFFECTING THE TRANSACTIONS. There are no preemptive rights of any stockholder of the Company, as such, to acquire the Note or the shares (the "CONVERSION SHARES") of common stock of the Company (the "COMMON STOCK") issuable upon the conversion of the Note. No party has a currently exercisable right of first refusal which would be applicable to any or all of the transactions contemplated by the Subscription.

                  b. STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has the requisite corporate power to own its properties and to carry on its business as now being conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have or result in a material adverse effect on the business, prospects, financial condition, or results of operations of the Company and its subsidiary taken as a whole (a "MATERIAL ADVERSE EFFECT"). The Company has registered its Common Stock pursuant to Section 12 of, and is obligated to file reports pursuant to Section 13 or Section 15(d) of, the Securities and Exchange Act of 1934, as amended (the "EXCHANGE ACT"). The Common Stock is listed and quoted on the over-the-counter Bulletin Board (the "OTCBB"). The Company has received no notice, either oral or written, with respect to the continued eligibility of the Common Stock for such listing and quotation on the OTCBB, and the Company has maintained all requirements on its part for the continuation of such listing and quotation.

                  c. AUTHORIZED SHARES. The authorized capital stock of the Company consists of (i) 50,000,000 shares of Common Stock, of which approximately 27,829,936 are outstanding, and (ii) 20,000,000 shares of preferred stock, of which none are outstanding as of the date hereof. All issued and outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable. The Company has sufficient authorized and unissued shares of Common Stock as may be necessary to effect the issuance of the Conversion Shares. As of the Closing Date, the Notes and the Conversion Shares shall have been duly authorized by all necessary corporate action on the part of the Company, and the Conversion Shares, when issued on the conversion of, or as interest on, the Note in accordance with its terms, will be duly and validly issued, fully paid and non-assessable and will not subject the Investor to personal liability by reason thereof.

                  d. TRANSACTION AGREEMENTS AND STOCK. This Agreement and the Subscription, and the transactions contemplated hereby and thereby, have been duly and validly authorized by the Company, this Agreement has been duly executed and delivered by the Company and this Agreement is, and the Note and the Subscription, when executed and delivered by the Company, will be, legal, valid, and binding agreements of the Company enforceable in accordance with their respective terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium, and other similar laws affecting the enforcement of creditors' rights generally.

                  e. NON-CONTRAVENTION. The execution and delivery of this Agreement and the Subscription by the Company, the issuance of the Note and the Conversion Shares in accordance with the terms of the Note, and the consummation by the Company of the other transactions contemplated by this Agreement, the Subscription, and the Note do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under (i) the certificate of incorporation or by-laws of the Company, each as currently in effect, (ii) any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, including any listing agreement for the Common Stock except as herein set forth, or (iii) to its knowledge, any existing applicable law, rule, or regulation or any applicable decree, judgment, or order of any court, United States federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or any of its properties or assets, except such conflict, breach or default which would not have or result in a Material Adverse Effect.

                  f. FILINGS. None of the Company's SEC Documents contained, at the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein in light of the circumstances under which they were made, not misleading. Since the closing of the acquisition of Atlantic Components Ltd. ("ATLANTIC") by the Company on September 30, 2003, the Company has timely filed all requisite forms, reports and exhibits thereto required to be filed by the Company with the SEC, except for the Quarterly Report on Form 10-Q for the three months ended September 30, 2003, which the Company filed on November 28, 2003, the Form 8-K filed by the Company on October 16, 2003 (the "FORM 8-K") and the amendment to the Form 8-K to contain the pro forma financial statements relating to the Atlantic Transaction which the Company contemplates filing prior to December 31, 2003.

                  g. ABSENCE OF CERTAIN CHANGES. Since the date of the last financial statements (the "LAST FINANCIAL STATEMENTS") of Atlantic included in the SEC Documents, there has been no material adverse change and no Material Adverse Effect, except as disclosed in the Company's SEC Documents. Since the date of the Last Financial Statements, except as provided in the Company's SEC Documents, the Company has not (i) incurred or become subject to any material liabilities (absolute or contingent) except liabilities incurred in the ordinary course of business consistent with past practices; (ii) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities paid in the ordinary course of business consistent with past practices; (iii) declared or made any payment or distribution of cash or other property to shareholders with respect to its capital stock, or purchased or redeemed, or made any agreements to purchase or redeem, any shares of its capital stock; (iv) sold, assigned or transferred any other tangible assets, or canceled any debts owed to the Company by any third party or claims of the Company against any third party, except in the ordinary course of business consistent with past practices; (v) suffered any substantial losses or waived any rights of material value, whether or not in the ordinary course of business, or suffered the loss of any material amount of existing business; (vi) made any changes in compensation to senior employees, except in the ordinary course of business consistent with past practices; or (vii) experienced any material problems with labor or management in connection with the terms and conditions of their employment.

                  h. FULL DISCLOSURE. To the best of the Company's knowledge, there is no fact known to the Company (other than general economic conditions known to the public generally or as disclosed in the Company's SEC Documents) that has not been disclosed in writing to the Investor that would reasonably be expected to have or result in a Material Adverse Effect.

                  i. ABSENCE OF LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company before or by any governmental authority or nongovernmental department, commission, board, bureau, agency or instrumentality or any other person, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Agreement or the Subscription, or any documents contemplated hereby or thereby or in connection herewith or therewith. The Company is not aware of any valid basis for any such claim that (either individually or in the aggregate with all other such events and circumstances) could reasonably be expected to have a Material Adverse Effect. There are no outstanding or unsatisfied judgments, orders, decrees, writs, injunctions or stipulations to which the Company is a party or by which it or any of its properties is bound, that involve the transaction contemplated herein or that, alone or in the aggregate, could reasonably be expect to have a Material Adverse Effect.

                  j. ABSENCE OF EVENTS OF DEFAULT. Except as otherwise set forth herein, no event of default (or its equivalent term), as defined in the respective material agreement to which the Company is a party, and no event which, with the giving of notice or the passage of time or both, would become an event of default (or its equivalent term) (as so defined in such agreement), has occurred and is continuing, which would have a Material Adverse Effect.

                  k. ABSENCE OF CERTAIN COMPANY CONTROL PERSON ACTIONS OR EVENTS. Based on information provided to the Company by the affiliates of the Company at the date hereof (the "COMPANY AFFILIATES"), to the best of the Company's knowledge, none of the following has occurred during the past five (5) years with respect to a Company Affiliate:

         (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such Company Affiliate, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

         (2) Such Company Affiliate was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

         (3) Such Company Affiliate was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

                  (i) acting, as an investment advisor, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, any other person regulated by the Commodity Futures Trading Commission ("CFTC") or engaging in or continuing any conduct or practice in connection with such activity;

                  (ii) engaging in any type of business practice; or

                  (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

         (4) Such Company Affiliate was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such Company Affiliate to engage in any activity described in paragraph (3) above, or to be associated with persons engaged in any such activity; or

         (5) Such Company Affiliate was found by a court of competent jurisdiction in a civil action or by the CFTC or SEC to have violated any federal or state securities law, and the judgment in such civil action or finding by the CFTC or SEC has not been subsequently reversed, suspended, or vacated.

                  l. NO UNDISCLOSED LIABILITIES OR EVENTS. To the best of the Company's knowledge, the Company has no liabilities or obligations other than those disclosed in this Agreement or the Company's SEC Documents or those incurred in the ordinary course of the Company's business since the date of the Last Financial Statements, or which individually or in the aggregate, do not or would not have a Material Adverse Effect. No event or circumstances has occurred or exists with respect to the Company or its properties, business, operations, condition (financial or otherwise), or results of operations, which, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed. Except for proposals to amend the name of the Company to "ACL Semiconductors Inc.", there are no proposals currently under consideration or currently anticipated to be under consideration by the Board of Directors or the executive officers of the Company which proposal would (x) change the certificate of incorporation or other charter document or by-laws of the Company, each as currently in effect, with or without stockholder approval, which change would reduce or otherwise adversely affect the rights and powers of the stockholders of the Common Stock or (y) materially or substantially change the business, assets or capital of the Company, including its interests in subsidiaries.

                  m. NO DEFAULT. Neither the Company nor any of its subsidiaries is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any material indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property is bound.

                  n. NO INTEGRATED OFFERING. Neither the Company nor any Company Affiliates nor any person acting on its or their behalf has, directly or indirectly, at any time since September 30, 2003, made any offer or sales of any security or solicited any offers to buy any security under circumstances that would eliminate the availability of the exemption from registration under Regulation D in connection with the offer and sale of the Note and the Conversion Shares as contemplated hereby.

                  o. DILUTION. The number of shares issuable on conversion of the Note may have a dilutive effect on the ownership interests of the other stockholders (and persons having the right to become stockholders) of the Company. The Company's executive officers and directors have studied and fully understand the nature of the Note and recognize that they have such a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment that, such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the Conversion Shares upon conversion of the Note is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company, and the Company will honor such obligations, including honoring every Notice of Conversion (as contemplated by the Note) unless the Company is subject to an injunction (which injunction was not sought by the Company) or other legal or regulatory restriction prohibiting the Company from doing so.

                  p. FEES TO BROKERS, FINDERS AND OTHERS. Except as set forth in EXHIBIT B hereto, there are no finder's or similar fees or commissions payable in connection with the transactions contemplated hereby or by the Subscription. Investor shall have no obligation with respect to such fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this paragraph that may be due in connection with the transactions contemplated hereby or by the Subscription. The Company shall indemnify and hold harmless each of the Investor, its employees, officers, directors, agents, and partners, and their respective affiliates, from and against all claims, losses, damages, costs (including the costs of preparation and attorney's fees) and expenses suffered in respect of any such claimed or existing fees, as and when incurred.

                  q. CONFIRMATION. The Company confirms that all statements of the Company contained herein shall survive acceptance of this Agreement by the Investor. The Company agrees that, if any events occur or circumstances exist prior to the Closing Date, which would make any of the Company's representations, warranties, agreements or other information set forth herein materially untrue or materially inaccurate as of such date, the Company shall immediately notify the Investor (directly or through its counsel, if any) in writing prior to such date of such fact, specifying which representation, warranty or covenant is affected and the reasons therefor.

         vi. A registration statement registering under the Securities Act of 1933, as amended (the "SECURITIES ACT"), the resale of such of the Conversion Shares as are "restricted securities" (as defined in Rule 144 under the Securities Act) shall be filed by the Company within 60-days of the funding of the Note. The Company agrees to use commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act within 150 days of the funding of the Note. Should the Company fail to meet either of such timelines, a 1% penalty per month on the funded amount of the Note (the "PENALTY") will be levied against the Company. At the discretion of the Company, payment may be issued to the Investor in either cash or in Common Stock at a rate equal to the average closing price of the previous five trading days.

         vii.     The Company further agrees as follows:

                  a. GOVERNING LAW; VENUE. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the exclusive jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement, the Subscription, or any of the other documents contemplated hereby or thereby or in connection herewith or therewith, and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Company shall reimburse the Investor for any reasonable legal fees and disbursements incurred by the Investor in enforcement of or protection of any of its rights under any of the foregoing agreements or documents.

                  b. WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

                  c. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

                  d. PRONOUNS; GENDER. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                  e. FACSIMILE SIGNATURES. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

                  f. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

                  g.       HEADINGS.  The  headings  of this  Agreement  are for
convenience   of   reference   and  shall  not  form  part  of,  or  affect  the
interpretation of, this Agreement.

                  h. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

                  i. AMENDMENT. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

                  j. PRIOR AGREEMENTS. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

                  k. NOTICE. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

                  (1) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

                  (2) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

                  (3) the third business day after mailing by domestic or international express courier, with delivery costs and fees prepaid, in each case, addressed to each of the other parties thereunto entitled at the addresses set forth above (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto).

                  l. SURVIVAL. The Company's representations and warranties herein shall survive the execution and delivery of this Agreement and the delivery of the Note, and shall inure to the benefit of the Investor and the Company and their respective successors and assigns.

                   [BALANCE OF PAGE INTENTIONALLY LEFT BLANK.]

         If the foregoing is acceptable, please indicate your agreement hereto by executing this letter below.

                                        ACL SEMICONDUCTORS INC.

                                        BY: /S/ CHUNG-LUN YANG
                                           -------------------------------
                                            NAME: CHUNG - LUN YANG
                                            TITLE:   CHIEF EXECUTIVE OFFICER

ACCEPTED AND AGREED TO AS OF
THE DATE FIRST ABOVE-WRITTEN:

PROFESSIONAL TRADERS FUND, LLC

BY: /S/ MARC K. SWICKLE
   -------------------------------
      NAME: MARC K. SWICKLE
      TITLE: MANAGER

                                    EXHIBIT A

         (a) Prior to entering into any agreement with any third party relating to the financing of the Company (other than commercial financing facilities, including term loan and revolving credit facilities and warehouse facilities, and underwritten offerings of securities of the Company by member firms of the NASD, Inc. and its affiliated bodies), the Company shall promptly Deliver (as hereinafter defined) a copy of the proposed terms of such financing (the "PROPOSED TERMS") and any available materials relating thereto ("FINANCING DOCUMENTATION") to the Investor.

         (b) Following the Delivery of the Financing Documentation to the Investor, the Investor shall have five Business Days (as defined in the Note) to Deliver to the Company a commitment, including proposed terms, to provide the financing in question to the Company on terms equivalent to, or superior to the Company than, the Proposed Terms (the "INVESTOR COMMITMENT"). In the event that the Investor shall fail to Deliver the Investor Commitment to the Company within the aforementioned five Business Days, the Investor shall be deemed to have waived Investor's right of first refusal with respect to such financing.

         (c) In the event that the Investor Delivers the Investor Commitment to the Company within the aforementioned five days, the Company shall and the Investor shall use best efforts to cause the consummation of such financing within 60 days.

         (d) In the event that the Investor shall fail to Deliver the Investor Commitment to the Company within the aforementioned five Business Days, the Company shall cause the financing on the Proposed Terms, or terms more advantageous to the Company than the Proposed Terms to be consummated within 60 days thereafter. In the event that the Company shall fail to consummate such financing within such 60 days, the Investor shall again have a right of first refusal pursuant to this EXHIBIT A.

         (e) A document or notice hereunder shall be deemed "DELIVERED", and "DELIVER" shall be deemed, for the purposes hereof, to take place as follows: (i) if delivered personally, on the date of delivery thereof, (ii) if delivered by a national or international overnight delivery service (including, without limitation, Federal Express, DHL Courier, TNT, and UPS), on the date after the delivery to such service thereof by the Company, and (iii) if delivered by any other means, on the seventh day following the date on which the Company delivers such documents to such delivery service. Such definition shall be deemed to include correlative terms, including, without limitation, "DELIVERY".

         (f) The right of first refusal set forth in this Exhibit A shall terminate immediately upon the conversion in full or repayment in full of the Note.